Exhibit 99.1

RELEASE 8:00 AM –April 6, 2015

CONTACT:	Susan Munhall, Investor Relations
Hudson City Bancorp, Inc.
West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	smunhall@hcsbnj.com

HUDSON CITY BANCORP, INC. ADVISED OF FURTHER REGULATORY DELAY ON MERGER APPLICATION SUBMITTED BY M&T BANK CORPORATION

MERGER CONSIDERATION ELECTION PROCESS SUSPENDED

Paramus, New Jersey, April 6, 2015 - Hudson City Bancorp, Inc. (NASDAQ: HCBK) (“Hudson City”) announced today that it had been advised by M&T Bank Corporation (“M&T”), late in the afternoon on April 3, 2015, that the Federal Reserve Board will not act on M&T’s merger application before the current termination date of April 30, 2015 provided for in the Agreement and Plan of Merger, as amended, after which either party can terminate the transaction if the closing has not occurred. As a result, the merger will not close by the previously announced target closing date of May 1, 2015.

The Hudson City Board of Directors is considering its response to this development and will attempt to reach a determination as soon as possible.

Denis J. Salamone, Hudson City’s Chairman and CEO stated “We continue to believe the strategic and economic fundamentals of the merger of Hudson City and M&T are attractive to Hudson City’s shareholders, customers and the communities we serve. However, given the unexpected notice of delay over a holiday weekend, the Board of Hudson City needs more time to understand the nature and timing of the delay and its potential impact on the transaction before the Board can determine its course of action.”

As a result of the Federal Reserve’s decision to not act at this time, the election process regarding the merger consideration that is currently underway has been suspended and Hudson City shareholders should not mail their Hudson City stock certificates to the Exchange Agent. Any stock certificates that have already been sent to the Exchange Agent will be promptly returned.

Forward-Looking Statements

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of Hudson City Bancorp, Inc. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp, Inc., and Hudson City Bancorp, Inc.’s strategies, plans, objectives, expectations, and intentions, including the merger, and other statements contained in this release that are not historical facts. Hudson City Bancorp, Inc.’s ability to predict results or the actual effect of future plans or strategies, including the merger and its implementation of the Strategic Plan, is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions Hudson City Bancorp, Inc. might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, changes in interest rates, general economic conditions, legislative, regulatory and public policy changes, further delays in closing the merger and the ability of Hudson City Bancorp, Inc. or M&T to obtain regulatory approvals and meet other closing conditions to the merger. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect Hudson City Bancorp, Inc.’s forward-looking statements, please refer to Hudson City Bancorp, Inc.’s filings with the Securities and Exchange Commission available at www.sec.gov. Hudson City Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Important Additional Information.

In connection with the merger, M&T filed with the SEC on February 22, 2013 a Registration Statement on Form S-4 that included a Joint Proxy Statement of M&T and Hudson City and a Prospectus of M&T. The S-4 has been declared effective.

Each of M&T and Hudson City may file other relevant documents concerning the proposed transaction. SHAREHOLDERS OF M&T AND HUDSON CITY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about M&T and Hudson City, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from M&T at www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” or from Hudson City by accessing Hudson City’s website at www.hcsbonline.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5445.